UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26 , 2010

Commission File Number: 333-137170

Bond Laboratories, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	20-3464383 (IRS Employer Identification No.)

11011 Q Street, Building A, Suite 106, Omaha, Nebraska, 68137
(Address of principal executive offices)

402-333-5260
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 26, 2010, Bond Laboratories, Inc. (the "Corporation") held its annual meeting of stockholders. At the meeting, the following directors were nominated and elected to serve on the Board of Directors until the 2011 annual meeting of stockholders or until their successors are elected and qualified: Messrs. Scott D. Landow, John S. Wilson and Elorian C. Landers. In addition, the stockholders approved the following proposals: (1) an amendment to the Corporation's Certificate of Incorporation to increase its authorized Common Stock from 75.0 million shares to 150.0 million shares; (2) the adoption of the Bond Laboratories 2010 Equity Incentive Plan; and (3) the ratification of the appointment of Tarvaran Askelson & Company, LLP as the Corporation's independent auditors for the fiscal year ending December 31, 2010. The number of votes cast for, against and withheld, as well as the number of abstentions as to each matter, including a separate tabulation with respect to each nominee to the Board of Directors, follows:

Election of Directors:

Scott D. Landow: 29,247,977 FOR, 264,000 WITHHELD

John S. Wilson: 28,598,777 FOR, 913,200 WITHHELD

Elorian C. Landers: 29,471,977 FOR, 40,000 WITHHELD

Proposal to approve an amendment to our Certificate of Incorporation to increase our authorized Common Stock: 38,501,534 FOR, 1,284,878 AGAINST, 115,000 ABSTAIN.

Proposal to adopt the Bond Laboratories 2010 Equity Incentive Plan: 28,317,527 FOR, 1,150,500 AGAINST, 42,950 ABSTAIN

Proposal to ratify the appointment of Tarvaran Askelson & Company, LLP as the Company's independent auditors for the fiscal year ended December 31, 2010: 39,875,915 FOR, 4,000 AGAINST, and 21,500 ABSTAIN.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2010	Bond Laboratories, Inc.
By: /s/ Michael Abrams
Name: Michael Abrams
Title: Interim Chief Financial Officer